UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 2, 2005

(Date of earliest event reported)

BIO-TRACKING SECURITY SYSTEMS INC.

(Exact name of registrant as specified in its charter)

FLORIDA	000-29915	65-0786722
State of	Commission	IRS Employer
Incorporation	File Number	Identification Number

1000 De La Gauchetiere West, Suite 2400, Montreal, Qc, H3B 4W5

(Address of principal executive offices)

Tel: (514) 448-2226

(Issuer's telephone number)

CHINA XIN NETWORK MEDIA CORPORATION
1111 Brickell Avenue, 11th Floor, Miami, Florida 33130

(Former name or former address, if changed since last report)

Item 8.01 Other Events.

Bio-Tracking Security Systems Inc. (OTCBB: BTSI or the “Company”) announced on June 2, 2005, further to favorable results in the preliminary review of the properties and assets, management recommended to the board of directors to proceed with the acquisition, and the company signed a letter of intent to acquire, Nord Oil Corporation with two oil properties and its complete storage facilities.

The Company’s press release with respect to the above is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release of Bio-Tracking Security Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TRACKING SECURITY SYSTEMS INC.

DATE: June 3, 2005	By:	/s/ Jean-Francois Amyot
Jean-Francois Amyot
Chairman of the Board of Directors